 Exhibit 99.86

NEWS RELEASE

GOLDGROUP CLOSES PURCHASE OF THE SAN FRANCISCO GOLD MINE ACQUIRING 100% OF MOLIMENTALES DEL NOROESTE, S.A. DE C.V.

Vancouver, Canada – (June 15, 2026) – Goldgroup Mining Inc. (“Goldgroup” or the “Company”) (TSX-V:GGA, OTC:GGAZF, FSE:55G0) is pleased to announce that it has received approval from the TSX Venture Exchange (“TSXV”) and has completed its acquisition of all of the issued and outstanding Series “A” shares in the fixed capital and all the issued and outstanding Series “B” shares in the variable capital (collectively the “Molimentales Shares”) of Molimentales del Noroeste, S.A. de C.V. (“Molimentales”) through a Concurso Mercantil process (restructuring proceeding equivalent to Chapter 11 in the United States). As announced on December 24, 2025, Goldgroup received approval from the Second District Court for Commercial Bankruptcy Matters (the “Mexican Court”) to the plan of arrangement (the “Plan of Arrangement”) the Company filed with the Mexican Court under the Concurso Mercantil process. The judgement issued by the Mexican Court on December 23, 2025 in favour of Goldgroup’s Plan of Arrangement completed the bankruptcy and restructuring of Molimentales. Molimentales’ primary asset is the formerly producing San Francisco Mine concessions, located in Sonora State, Mexico. The structure of the Plan of Arrangement allowed Goldgroup to receive ownership of Molimentales, the San Francisco Mine and its associated assets, including mining concessions, processing plants, and related infrastructure, free and clear of all liens and liabilities.

The San Francisco project is fully permitted for a rapid restart of mining operations and is comprised of two open pits together with heap leach processing facilities and associated infrastructure. It is a robust project with significant gold resources and strong upside in Sonora, Mexico and positions Goldgroup with an extraordinary growth profile.

Ralph Shearing, CEO, commented, “Closing the San Francisco acquisition is a major milestone for the Company. We intend to move quickly with infill drilling to tighten historic drill spacing, optimize the mine plan, and advance the project toward a potential restart of mining operations and gold production in late 2026 or early 2027. The San Francisco Project has a strong foundation, with current Measured and Indicated resources of 1.226 million ounces of gold and an additional 178,000 ounces in the Inferred category as recently published in a NI 43-101 Technical Report dated May 1, 20261. This Technical Report also highlights compelling exploration targets with the potential to add meaningful scale.”

Together with the Company’s producing Cerro Prieto heap leach gold mine in Sonora, the San Francisco project is expected to position Goldgroup on a fast-track growth path. In addition, the Company is advancing the proposed business combination with Gold Resource Corporation which holds a 100% interest in the producing Don David gold mine in Oaxaca, Mexico as well as the Back Forty gold/silver development project in Michigan, USA. Successful execution of this transaction could be potentially transformative to the Company.

About the San Francisco Mine

The San Francisco Mine, historically one of the significant gold producers in Sonora, Mexico, has substantial existing infrastructure and potential for future exploration, development, expansion and production. Securing control of this asset is aligned with Goldgroup’s vision of becoming a leading Mexican-focused mining company with operational expertise and a strong commitment to responsible mining practices.

The San Francisco Mine is a large-scale, formerly producing open pit gold mine. The San Francisco Project encompasses 13 concessions totaling 33,667 hectares plus 13,284 hectares of regional concessions in the north central portion of the state of Sonora, Mexico, approximately 150 kilometers north of the state capital, Hermosillo. The operation is comprised of two previously producing open pits (San Francisco and La Chicharra), together with heap leach processing facilities and associated infrastructure located close to the San Francisco pit.

The Company’s San Francisco Mine has the following royalty obligations owed to SA Targeted Investing Corp., a subsidiary of Royal Gold Inc. (“Royal Gold”):

(i)	Gold Delivery: Commencing 5 (five) business days after restart of operations, and every month thereafter, deliver 75 gold ounces per month for a period of 20 months:
(ii)	Net Smelter Royalty: the Company will pay to Royal Gold a 1% NSR on each of the following mining concessions: San Francisco, Patricia, Norma, La Pima, Dulce, and San Judas. The NSR will commence once the Gold Delivery obligation is complete.

As part of the acquisition, the Company acquired 60.24% of the debts owed to certain creditors as recognized by the Mexican Court for $8,971,000 of which $496,000 remains to be paid. Under the terms of the Plan of Arrangement, the Company has agreed to pay $2,566,000 in three equal installments in December 2026, 2027 and 2028 to the remaining creditors holding 39.76% of the recognized debt, $1,150,000 in December 2026 to the secured creditors, in addition to all outstanding mining concession fees (including penalties and interest), taxes, fees owed to the National Water Commission, supplier debts and certain expenses related to the Concurso Mercantil proceedings currently estimated at approximately $8,900,000. The Company is currently negotiating to reduce some of these payables and expects to settle same for a lower overall balance. Some of the payments described above are facilitated through the Company acquiring the Molimentales Shares by paying the owners of the Molimentales Shares MXN$100,000 and capitalizing Molimentales with MXN$99,900,000 for a total of MXN$100,000,000.

1The technical report by Micon International is entitled, “NI 43-101 Technical Report for the San Francisco Project, Sonora, Mexico” with a report date of May 1, 2026 and an effective date of April 30, 2026. The report was prepared by William J. Lewis, B.Sc., P.Geo., Richard M. Gowans, P.Eng., and Tudorel Ciuculescu, B.Sc., M.Sc., P. Geo. and is available for viewing on Sedar under the Goldgroup Mining Inc. profile. Please see press release dated May 11, 2026. The technical report is available for viewing on the Company’s SEDAR profile or, on its web site.

Marketing Services Agreements

Goldgroup has engaged Global One Media Group Pte. Ltd (www.globalonemedia.com), an arm’s length global investor marketing and digital communications media firm, to support the Company’s digital investor communications strategy. Global One Media Group Pte. Ltd (“Global One”) is headquartered and registered under the laws of Singapore with offices across North America, Europe and Asia. Goldgroup has agreed to pay Global One a monthly retainer fee of USD $6,500 during the Term of the Agreement. Effective as of June 3, 2026, the agreement has a six-month term. Global One’s services include investor marketing, digital communications, content creation, video interviews, digital distribution and investor awareness initiatives. Global One is wholly owned by Bastien Boulay and neither Global One nor Mr. Boulay have any interest, directly or indirectly, in the Company or its securities, nor any right or intent to acquire such an interest. Global One may provide additional services to the Company in the future.

In addition, Goldgroup has entered into a six-month social media consulting services agreement, effective as of June 8, 2026, with Triomphe Holdings Ltd., doing business as Capital Analytica ("Capital Analytica"), an arm's-length, federally incorporated Canadian corporation headquartered in Nanaimo, BC. Under the agreement, Capital Analytica will provide social media consulting and related investor awareness services for a total fee of $150,000 over a period of 6 months, paid in two equal payments of $75,000, with payment #1 due immediately and payment #2 due on September 8, 2026, with the option to renew for an additional 6-month term at a rate of $75,000. Capital Analytica is wholly owned by Jeff French and neither Capital Analytica nor Mr. French have any direct or indirect interest in the Company or its securities and have no current intention or right to acquire any such interest during the engagement, other than the potential grant of stock options in the future.

The agreements with Global One and Capital Analytica remain subject to the acceptance of the TSXV.

Cautionary Statement

The technical contents of this release have been reviewed and approved by Craig Gibson, PhD, CPG, an independent qualified person under NI 43-101.

About Goldgroup

Goldgroup is a Canadian-based mining Company with high-growth gold assets in Mexico. In addition to the San Francisco gold mine, the Company has a 100% interest in the producing Cerro Prieto heap-leach gold mine located in the State of Sonora. An optimization and exploration program is underway at Cerro Prieto to significantly increase existing production and resources. The Company recently announced a proposed business combination with Gold Resource Corporation which holds a 100% interest in the producing Don David gold mine in Oaxaca, Mexico as well as the Back Forty gold/silver development project in Michigan, USA.

Goldgroup is led by a team of highly successful and seasoned individuals with extensive expertise in mine development, corporate finance, and exploration in Mexico.

For further information on Goldgroup, please visit www.goldgroupmining.com

On behalf of the Board of Directors

“Ralph Shearing”

Ralph Shearing, CEO

For more information:
+1 (604) 306-6867
410 – 1111 Melville St.
Vancouver, BC, V6E 3V6
www.goldgroupmining.com
ir@goldgroupmining.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this press release.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING INFORMATION

Certain information contained in this news release, including any information relating to future financial or operating performance, may be considered “forward-looking information” (within the meaning of applicable Canadian securities law) and “forward-looking statements” (within the meaning of the United States Private Securities Litigation Reform Act of 1995). These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Actual results could differ materially from the conclusions, forecasts and projections contained in such forward-looking information.

These forward-looking statements reflect Goldgroup’s current internal projections, expectations or beliefs and are based on information currently available to Goldgroup. In some cases forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking information is subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to materially differ from those reflected in the forward-looking information, and are developed based on assumptions about such risks, uncertainties and other factors including, without limitation: uncertainties related to actual capital costs operating costs and expenditures; uncertainties in anticipated production schedules and economic returns from Goldgroup’s projects; timing to integrate acquisitions (San Francisco Mine) and anticipated operational re-start; timing of remaining creditor payments as part of the Molimentales acquisition; timing to complete additional exploration and technical reports; uncertainties associated with development activities; uncertainties inherent in the estimation of mineral resources and precious metal recoveries; uncertainties related to current global economic conditions; fluctuations in precious and base metal prices; uncertainties related to the availability of future financing; potential difficulties with joint venture partners; risks that Goldgroup’s title to its property could be challenged; political and country risk; risks associated with Goldgroup being subject to government regulation; risks associated with surface rights; environmental risks; Goldgroup’s need to attract and retain qualified personnel; risks associated with potential conflicts of interest; Goldgroup’s lack of experience in overseeing the construction of a mining project; risks related to the integration of businesses and assets acquired by Goldgroup; uncertainties related to the competitiveness of the mining industry; risk associated with theft; risk of water shortages and risks associated with competition for water; uninsured risks and inadequate insurance coverage; risks associated with potential legal proceedings; risks associated with community relations; outside contractor risks; risks related to archaeological sites; foreign currency risks; risks associated with security and human rights; and risks related to the need for reclamation activities on Goldgroup’s properties, as well as the risk factors disclosed in Goldgroup’s MD&A. Any and all of the forward-looking information contained in this news release is qualified by these cautionary statements.

Although Goldgroup believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. Goldgroup expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise, except as may be required by, and in accordance with, applicable securities laws.